EXHIBIT 4.1D

BY-LAWS OF
AMERICAN INSURANCE ACQUISITION INC.

ARTICLE I OFFICES

Section 1.1 REGISTERED OFFICE AND AGENT. The registered office of the Corporation shall be at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The Corporation Trust Company is the registered agent of the Corporation.

Section 1.2 OTHER OFFICES. The Corporation may also have offices at such other place or places both within and without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE II MEETINGS OF STOCKHOLDERS

Section 2.1 PLACE OF MEETINGS. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.2 ANNUAL MEETINGS. The Annual Meeting of the stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting. The first annual meeting shall be held on a date within thirteen (13) months after the organization of the Corporation, and each successive annual meeting shall be held on a date within thirteen (13) months after the date of the preceding annual meeting. Written notice of the Annual Meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 2.3 SPECIAL MEETINGS. Unless otherwise prescribed by law or by the Certificate of Incorporation, special meetings of the stockholders for any proper purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board, the President, or any Vice President, to be held on the date, at the time and place within or without the State of Delaware as the Board of Directors, the Chairman of the Board, the President or Vice President, whichever has called the meeting, shall direct. A special meeting of the stockholders shall be called by the Chairman of the Board, the President, any Vice President or the Secretary whenever stockholders owning not less than 30% of the outstanding shares of Common Stock of the Corporation then issued and outstanding and entitled to vote on all of the matters to be submitted to stockholders of the Corporation at such special meeting shall make written application to the Chairman of the Board, the President, any Vice President or the Secretary. Any such written request shall state a proper purpose or purposes of the meeting and shall be delivered to the Chairman of the Board, the President, any Vice President or the Secretary.

Section 2.4. NOTICE OF MEETING. Notice, signed by the Chairman of the Board, the President, any Vice President, the Secretary or an Assistant Secretary, of every annual or special meeting of stockholders stating the purpose or purposes for which the meeting is called, and the date and time when, and the place where it is to be held, shall be prepared in writing and personally delivered or mailed, postage prepaid, to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the meeting, except as otherwise provided by statute. If mailed, such notice shall be directed to a stockholder at his address as it shall appear on the stock record book of the Corporation, unless the stockholder shall have filed with the Secretary a written request that notices intended for him or her be mailed to some other address, in which case it shall be mailed to the address designated in such request. Notice shall be deemed given when personally delivered or deposited to the United States mail, as the case may be; provided, however, that such notice may also be given by telegram, cablegram, or radiogram and in such case shall be deemed given when ordered or, if a delayed delivery is ordered, as of such delayed delivery time.

Section 2.5. LIST OF STOCKHOLDERS. A complete list of the stockholders entitled to vote at each meeting of stockholders, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in the name of each such stockholder, shall be open to the examination of any stockholder, for any purpose germane to such meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held which place shall be specified in the notice of such meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting and during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.6 QUORUM. The presence at any meeting, in person or by proxy, of the holders of record of a majority of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business, except where otherwise provided by statute.

Section 2.7 ADJOURNMENTS. In the absence of a quorum, stockholders representing a majority of the shares then issued and outstanding and entitled to vote, present in person or by proxy, or, if no stockholder entitled to vote is present in person or by proxy, any officer entitled to preside at or act as secretary of such meeting, may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.8. VOTING. Each share of stock shall entitle the holders thereof to one vote. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Any other action shall be authorized by a majority of the votes cast except where the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the Certificate of Incorporation and these By-laws. In the election of directors, and for any other action, voting need not be by ballot.

Section 2.9. PROXIES. Any stockholder entitled to vote may vote by proxy, provided that the instrument authorizing such proxy to act shall have been executed in writing (which shall include telegraphing, cabling, or other means of electronically transmitted written copy) by the stockholder himself or herself or by his or her duly authorized attorney-in-fact. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Section 2.10. JUDGES OF ELECTION. The Board of Directors may appoint judges of election to serve at any election of directors and at balloting on any other matter that may properly come before a meeting of stockholders. If no such appointment shall be made, or if any of the judges so appointed shall fail to attend, or refuse or be unable to serve, then such appointment may be made by the presiding officer of the meeting at the meeting.

Section 2.11. WRITTEN CONSENT. Any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Whenever any such action is taken without a meeting by less than unanimous consent, all stockholders who have not consented in writing must be promptly informed in writing of such action.

Section 2.12. STOCK LEDGER. Except as otherwise provided by law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 2.5 of this Article II or the books of the Corporation, or to vote in person or by proxy at the meeting of stockholders.

Section 2.13. CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the Corporation, or in his or her absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairman of the meeting shall appoint a secretary of the meeting.

Section 2.14 PRESENCE AT MEETINGS BY MEANS OF COMMUNICATIONS EQUIPMENT. Subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communications: (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders, provided that: (1) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (2) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (3) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

ARTICLE III BOARD OF DIRECTORS

Section 3.1. NUMBER. The Board of Directors shall consist of not less than one (1) nor more than ten (10) directors. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by action of the Board of Directors or stockholders at the annual meeting or any special meeting called for that purpose. The Board of Directors shall consist initially of three (3) directors.

Section 3.2. NOMINATION, ELECTION AND TERM OF OFFICE. Directors shall be nominated each year by the then existing Board of Directors and shall be elected by a plurality of the shares of Common Stock voting at the annual meeting of the stockholders, except as provided in Section 3.3 of this Article. Each Director (whether elected at an annual meeting or to fill a vacancy or otherwise) shall continue in office for a term of one year until the next annual meeting or until his or her death, resignation or removal in the manner hereinafter provided, whichever shall first occur.

Section 3.3 VACANCIES AND ADDITIONAL DIRECTORSHIPS. If any vacancy shall occur among the directors by reason of death, resignation, or removal, or as the result of an increase in the number of directorships, the directors then in office shall continue to act and may fill any such vacancy by a vote of the majority of directors then in office, though less than a quorum, and each director so chosen shall hold office until the next annual election of directors and until his or her successor shall be duly elected and shall qualify, or until his or her earlier death, resignation or removal.

Section 3.4. POWERS. The business of the Corporation shall be managed by its Board of
Directors, which may exercise all powers of the Corporation and do all lawful acts and things as are not by law or by the Certificate of Incorporation or these By-Laws reserved to the stockholders.

Section 3.5. RESIGNATION OF DIRECTORS. Any director may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President, any Vice President or the Secretary. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors or one of the above named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.6. REMOVAL OF DIRECTORS. Except as may otherwise be provided by the General Corporation Law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Section 3.7. COMPENSATION OF DIRECTORS. Directors shall receive such reasonable compensation for their services, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

SECTION IV
MEETINGS OF THE BOARD OF DIRECTORS

Section 4.1. PLACE. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 4.2. REGULAR MEETINGS. The Board of Directors by resolution may provide for the holding of regular meetings and may fix the times and places at which such meetings shall be held. Notice of regular meetings shall not be required to be given, provide that whenever the time or place of regular meetings shall be fixed or changed, notice of such action shall be mailed promptly to each Director who shall not have been present at the meeting at which such action was taken, addressed to him or her at his or her residence or usual place of business, unless he or she shall have filed with the Secretary a written request that notices intended for him or her be mailed to some other address, in which case it shall be mailed to the address designated in such request.

Section 4.3. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President, and shall be called by the President or Secretary at the written request of any two directors. Except as otherwise required by statute, notice of each special meeting shall be given to each director, if by mail, when addressed to him or her at his or her residence or usual place of business, unless he or she shall have filed with the Secretary a written request that notices intended for him or her be mailed to some other address, in which case it shall be mailed to the address designated in such request, on ten (10) days' notice, or shall be sent to him or her at such place by telegram, radiogram or cablegram, or telephone or other electronic means, or delivered to him or her personally, not later than three (3) days before the day on which the meeting is to be held. Such notice shall state the time and place of such meeting, but need not state the purposes thereof, unless otherwise required by law, the Certificate of Incorporation of the Corporation or these By Laws.

Section 4.4 QUORUM. At any meeting of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and the act of the majority of those present at any meeting at which a quorum is present shall be sufficient for the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation.

Section 4.5. ADJOURNED MEETINGS. If a quorum shall not be present at a meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, until a quorum shall be present. Three (3) days' notice of any such adjournment shall be given personally to each director who was not present at the meeting at which such adjournment was taken and, unless announced at the meeting, to the other directors; provided, that ten (10) days' notice shall be given if notice is given by mail.

Section 4.6. WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all of the members of the Board consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors.

Section 4.7. COMMUNICATIONS EQUIPMENT. Any one or more members of the Board of Directors may participate in any meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall be deemed to constitute presence in person at such meeting.

Section 4.8. WAIVER OF NOTICE. Notice of any meeting need not be given to any director who shall attend such meeting in person or shall waive notice thereof, before or after such meeting, in writing or by telegram, radiogram or cablegram or other means of electronically transmitted written copy.

Section 4.9. CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice Chairman of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

ARTICLE V COMMITTEES OF THE BOARD

Section 5.1. DESIGNATION, POWER, ALTERNATE MEMBERS AND TERM OF OFFICE. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one (1) or more committees. Each such committee shall consist of one (1) or more of the directors of the Corporation. Any such committee, to the extent provided in such resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. The Board of Directors may designate one (1) or more directors as alternate members of any committee who, in the order specified by the Board of Directors, may replace any absent or disqualified member at any meeting of the committee. If at a meeting of any committee one (1) or more of the members thereof should be absent or disqualified, and if either the Board of Directors has not so designated any alternate member or members, or the number of absent or disqualified members exceeds the number of alternate members who are present at such meeting, then the member or members of such committee (including alternates) present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member. The term of office of the members of each committee shall be as fixed from time to time by the Board, subject to the term of office of the directors and these By Laws; provided, however, that any committee member who ceases to be a member of the Board of Directors shall ipso facto cease to be a committee member. Each committee shall appoint a secretary, who may be the Secretary or an Assistant Secretary of the Corporation.

Section 5.2. MEETINGS, NOTICES AND RECORDS. Each committee may provide for the holding of regular meetings, with or without notice, and a majority of the members of any such committee may fix the time, place and procedure for any such meeting. Special meetings of each committee shall be held upon call by or at the direction of its chairman, or, if there be no chairman, by or at the direction of any two (2) of its members, at the time and place specified in the respective notices or waivers of notice thereof.

Section 5.3. QUORUM AND MANNER OF ACTING. At each meeting of any committee the presence of a majority of its members then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee; in the absence of a quorum, a majority of the members present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present. Subject to the foregoing and other provisions of these By-Laws and except as otherwise determined by the Board of Directors, each committee may make rules for the conduct of its business.

Section 5.4. RESIGNATIONS. Any member of a committee may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President, any Vice President or the Secretary of the Corporation. Unless

otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer.

Section 5.5. REMOVAL. Any member of any committee may be removed at any time by the affirmative vote of a majority of the whole Board of Directors with or without cause.

Section 5.6. VACANCIES. If any vacancy shall occur in any committee by reason of death, resignation, disqualification, removal or otherwise, the remaining members of such committee, though less than a quorum, shall continue to act until such vacancy is filled by the Board of Directors.

Section 5.7. COMPENSATION. Committee members shall receive such reasonable compensation for their services, whether in the form of salary or a fixed fee for attendance at meetings, with reasonable expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any committee member from serving the Corporation in any other capacity and receiving compensation therefore.

ARTICLE VI OFFICERS

Section 6.1. OFFICERS. The Corporation shall have such officers as the Board of Directors shall determine from time to time, but in any event will have a President and Chief Executive Officer, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose a Chairman of the Board of Directors (the "Chairman") (who must be a director), Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. If there be a President, he or she shall have the duties described in Section 6.7 below or, to the extent not so provided, as provided by resolution of the Board of Directors. In the absence of a President, one or more Vice Presidents shall have such duties. The officers chosen by the Board of Directors shall hold office until his or her successor is duly chosen and qualified or until his or her resignation or removal. Any number of offices may be held by the same person; provided, that a Chairman, President, or Vice President may not hold the additional office of Secretary, Assistant Secretary, Treasurer or Assistant Treasurer unless another person holds such an office, with such title and duties, as may be necessary to enable the Corporation to sign instruments and stock certificates which comply with Sections
103(a)(2) and 158, respectively, of the General Corporation law of the State of Delaware.

Section 6.2. DUTIES. All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-Laws, or, to the extent not so provided, as may be provided by resolution of the Board of Directors or, as to all other officers except the Chairman, by the President.

Section 6.3. RESIGNATIONS. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman, the President, a Vice President or the Secretary. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer.

Section 6.4. REMOVAL. Any officer may be removed at any time, either with or without cause, by the vote of a majority of all the directors then in office. Such power of removal from office shall not be abridged by any employment contract or other agreement.

Section 6.5. VACANCIES. A vacancy in any office by reason of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed by these By-Laws for regular election or appointment to such office.

Section 6.6. CHAIRMAN. The Chairman, if there be one, shall perform such duties as from time to time may be assigned to him by the Board of Directors.

Section 6.7. PRESIDENT AND CHIEF EXECUTIVE OFFICER. The President shall be the chief executive officer of the Corporation. Subject to the direction of the Board of Directors, he or she shall supervise and direct the daily management of the business, affairs and property of the Corporation. In the absence or disability of the Chairman of the Board, or if there be none, the President shall preside at all meetings of the stockholders. The Chairman of the Board, if any, and the President shall each be charged with overseeing that all orders and resolutions of the Board of Directors are carried into effect. The President may sign, with any other officer thereunto duly authorized, certificates of stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature), and may sign and execute in the name of the Corporation, deeds, mortgages, bonds, contracts, agreements, and other instruments duly authorized by the Board of Directors. From time to time, the President shall report to the Board of Directors all matters within his or her knowledge which the interests of the Corporation may require to be brought to its attention. The President shall also perform such other duties as are assigned by these By-Laws or as from time to time may be assigned to him or her by the Board of Directors.

Section 6.8. VICE PRESIDENT. In the absence or disability of the President, the Vice President, or if there be more than one, the Vice Presidents in the order or priority determined by the Board of Directors, shall perform all duties of the President and, when so acting, shall have all the powers of and be subject to all restrictions upon the President. Any Vice President may also sign, with any other officer thereunto duly authorized, certificates of stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature), and may sign and execute in the name of the Corporation deeds, mortgages, bonds and other instruments duly authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent. Each Vice President shall perform such other duties as are assigned by these By-Laws or as from time to time may be assigned by the Board of Directors, the Chairman of the Board or the President.

Section 6.9. SECRETARY. The Secretary shall: (i) record all the proceedings of the meetings of the stockholders, the Board of Directors, and all committees of the Board of Directors in a book or books to be kept for that purpose; (ii) cause all notices to be duly given in accordance with the provisions of these By-Laws or as required by law; (iii) whenever any committee shall be appointed in pursuance of a resolution of the Board of Directors, furnish the chairman of such committee with a copy of such resolution; (iv) be custodian of the records and of the seal of the Corporation, and cause such seal to be affixed to all certificates representing capital stock of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized; (v) see that the lists, books, reports, statements, certificates and other documents and records required by statute are properly kept and filed; (vi) have charge of the stock record and stock transfer books of the Corporation, and exhibit such books at all reasonable time to such persons as are entitled by law and by these By-Laws to have access thereto; (vii) sign (unless the Treasurer or an Assistant Secretary or an Assistant Treasurer shall sign) certificates representing capital stock of the Corporation the issuance of which shall have been duly authorized (the signature of which may be a facsimile signature); and (viii) in general, perform all duties incident to the office of Secretary and such other duties as are given to him or her by these By-Laws or as from time to time may be assigned to him or her by the Board of Directors, the Chairman of the Board or the President.

Section 6.10. ASSISTANT SECRETARIES. At the request of the Secretary or in his or her absence or disability, the Assistant Secretary designated by him or her (or in the absence of such designation, the Assistant Secretary designated by the Board of Directors or the President) shall perform all the duties of the Secretary, and, when so acting, shall have all the powers of and be subject to all restrictions upon the Secretary. The Assistant Secretary shall perform such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chairman of the Board, the President or the Secretary.

Section 6.11. TREASURER. The Treasurer shall: (i) have charge of and supervision over and be responsible for the funds, securities, receipts and disbursements of the Corporation; (ii) cause the monies and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected in accordance with Section 8.2 of these By-Laws or to be otherwise dealt with in such manner as the Board of Directors may direct; (iii) cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositaries of the Corporation, and cause to be taken and preserved proper vouchers for all monies disbursed; (iv) render to the Board of Directors or the President, whenever requested, a statement of the financial condition of the Corporation and of all of his or her transactions as Treasurer; (v) cause to be kept at the Corporation's principal office correct books of account of all its business and transactions, and such duplicate books of account, as he or she shall determine and upon application cause such books, or duplicates thereof, to be exhibited to any Director; (vi) be empowered to require from the officers or agents of the Corporation reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation; (vii) sign (unless the Secretary or an Assistant Secretary or Assistant Treasurer shall sign) certificates representing stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature); and (viii) in general, perform all duties as are given to him or her by these By-Laws or as from time to time may be assigned to him or her by the Board of Directors, the Chairman of the Board or the President.

Section 6.12. ASSISTANT TREASURERS. At the request of the Treasurer or in his or her absence or disability, the Assistant Treasurer designated by him or her (or in the absence of such designation, the Assistant Treasurer designated by the Board of Directors or the President) shall perform all the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all restrictions upon the Treasurer. The Assistant Treasurer shall perform such other duties as from time to time may be assigned by the Board of Directors, the Chairman of the Board, the President or the Treasurer.

Section 6.13. SALARIES. The salaries of the officers of the Corporation shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

ARTICLE VII CERTIFICATES OF STOCK

Section 7.1. STOCK CERTIFICATES. Every holder of capital stock ofthe Corporation shall be entitled to have a certificate or certificates in such form as shall be approve by the Board of Directors, certifying the number of shares of capital stock of the Corporation owned by him or her. The certificates representing shares of capital stock shall be signed in the name of the Corporation by the Chairman of the Board or the President, and by the Secretary, as Assistant Secretary, the Treasurer or an Assistant Treasurer (which signatures may be facsimiles) and sealed with the seal of the Corporation (which seal may be a facsimile). In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificates are issued, they may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent, or registrar were still such at the date of their issue.

Section 7.2. BOOKS OF ACCOUNT AND RECORD OF STOCKHOLDERS. The books and records of the Corporation may be kept at such places, within or without the State of Delaware, as the Board of Directors may from time to time determine. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or by the transfer agent or registrar, if any designated by the Board of Directors. There shall be entered on the stock books of the Corporation the number of each certificate issued, the number of shares represented thereby, the name of the person to whom such certificate was issued and the date of issuance thereof.

Section 7.3. TRANSFERS OF SHARES. Transfers of shares of capital stock of the Corporation shall be made on the stock records of the Corporation only upon authorization by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with the transfer agent, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon, if any. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person whether or not the Corporation shall have express or other notice thereof.

Section 7.4. REGULATIONS. The Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.
It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more registrars and may further provide that no stock certificate shall be valid until countersigned by one of such transfer agents and registered by one of such registrars. Nothing herein shall be construed to prohibit the Corporation from acting as its own transfer agent or registrar.

Section 7.5. LOST, STOLEN OR DESTROYED CERTIFICATES. The holder of any certificate or certificates representing any share or shares of the capital stock of the Corporation shall immediately notify the Corporation of any loss, theft, or destruction of such certificate or certificates. The Board of Directors may direct that a new certificate or certificates by issued in the place of any certificate or certificates theretofore issued by it which the owner thereof shall allege to have been lost, stolen or destroyed upon the furnishing to the Corporation of an affidavit to that effect by the person claiming that the certificate or certificates has been lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion, require such owner or his or her legal representatives to give to the Corporation and its transfer agent(s) and registrar(s) a bond in such sum, limited or unlimited, and in such form and with such surety or sureties as the Board of Directors in its absolute discretion shall determine, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or certificates, or the issuance of a new certificate or certificates.

Section 7.6. STOCKHOLDER'S RIGHT OF INSPECTION. Any stockholder of record of the Corporation, in person or by attorney or other agent, shall upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right of inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business.

ARTICLE VIII
DEPOSIT OF CORPORATE FUNDS

Section 8.1. BORROWING. No loans or advances shall be obtained or contracted for, by or on behalf of the Corporation and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors. Such authorization may be general or confined to specific instances.

Section 8.2. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositaries as the Board of Directors may select, or as may be selected by any officer or officers or agent or agents authorized to do so by the Board of Directors.
Section 8.3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, and all negotiable and non-negotiable notes or other negotiable or non-negotiable evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or agent or agents of the Corporation, and in such manner, as from time to time shall be determined by the Board of Directors.

ARTICLE IX INDEMNIFICATION

Section 9.1. INDEMNIFICATION. The personal liability of the directors and officers of the corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

The corporation shall, to the fullest extent permitted by the General Corporation law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify including those who were or are a party or are threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she or his or her testator or intestate is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation (or any such constituent or predecessor corporation) as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

ARTICLE X RECORD DATES

Section 10.1. RECORD DATES. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any evident or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. Only those stockholders of record on the date so fixed shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date fixed by the Board of Directors.

ARTICLE XI DIVIDENDS

Section 11.1 DIVIDENDS. Subject to any agreement to which the Corporation is a party or by which it is bound, the Board of Directors may declare to be payable, in cash, in other property or in shares of the Corporation's capital stock, such dividends in respect of outstanding stock of the Corporation of any class or series as the Board of Directors may at any time deem to be advisable. Before declaring any such dividend, the Board of Directors may cause to be set aside any funds or other property or assets of the Corporation legally available for the payment of dividends.

ARTICLE XII FISCAL YEAR

Section 12.1. FISCAL YEAR. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

ARTICLE XIII CORPORATE SEAL

Section 13.1. CORPORATE SEAL. The Corporate Seal shall be circular in form and shall be the name of the Corporation and the words and figures denoting its organization under the laws of the State of Delaware and the year thereof and otherwise shall be in such form as shall be approved from time to time by the Board of Directors.

ARTICLE XIV
AMENDMENTS

Section 14.1. AMENDMENTS. Subject to the provisions of the Certificate of Incorporation and the provisions of the General Corporation Law, the power to amend, alter, or repeal these By-laws and to adopt new By-laws may be exercised by the Board of Directors or by the stockholders.

Section 14.2. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the Corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the Certificate of Incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the Certificate of Incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the Certificate of Incorporation, except as any provision of law may otherwise require.